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                                                                    EXHIBIT 10.7




                            STOCK PURCHASE AGREEMENT

                                      AMONG

                            CLASSIC CUSTOM VACATIONS

                                       AND

                            THE OTHER PARTIES HERETO







                           dated as of April 20, 1998

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                                TABLE OF CONTENTS


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ARTICLE 1 PURCHASE AND SALE..............................................................................................1
         1.1 Purchase and Sale...........................................................................................1
         1.2 The Closing.................................................................................................3
ARTICLE 2 REPRESENTATIONS AND WARRANTIES.................................................................................3
         2.1 Corporate Organization......................................................................................3
         2.2 Capital Stock...............................................................................................3
         2.3 Authorization, Etc..........................................................................................4
         2.4 Financial Statements........................................................................................4
         2.5 No Approvals or Conflicts...................................................................................5
         2.6 No Violation; Governmental Authorizations...................................................................5
         2.7 Litigation .................................................................................................5
         2.8 Assets     .................................................................................................6
         2.9 Real Property; Leases.......................................................................................6
         2.10 Absence of Undisclosed Liabilities.........................................................................7
         2.11 Changes   .................................................................................................7
         2.12 Taxes.    .................................................................................................9
         2.13 Contracts..................................................................................................10
         2.14 Environmental, Health, and Safety Matters..................................................................12
         2.15 Affiliated Transactions....................................................................................13
         2.16 ERISA.    .................................................................................................13
                        (a) Employee Benefit Plan........................................................................13
                        (b) Title IV Liabilities.........................................................................13
                        (c) Qualification................................................................................13
                        (d) Compliance...................................................................................13
         2.17 Insurance .................................................................................................14
         2.18 Labor Relations............................................................................................14
         2.19 Year 2000 .................................................................................................14
         2.20 Intellectual Property Rights...............................................................................14
         2.21 No Brokers' or Other Fees..................................................................................15
         2.22 Accounts Receivable; Bookings..............................................................................15
ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS ............................................................15
         3.1 Authorization of Transaction................................................................................15
         3.2 No Approvals or Conflicts...................................................................................16
         3.3 Ownership of Existing Common Stock..........................................................................16
         3.4 No Brokers' or Other Fees...................................................................................16
ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF PURCHASER....................................................................16
         4.1 Organization................................................................................................16
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         4.2 Authorization, Etc..........................................................................................16
         4.3 No Approvals or Conflicts...................................................................................17
         4.4 No Brokers' or Other Fees...................................................................................17
         4.5 Purchaser's Investment Representations......................................................................17
ARTICLE 5 CONDITIONS TO STOCKHOLDERS' OBLIGATIONS........................................................................17
         5.1 Representations and Warranties; Covenants...................................................................17
         5.2 Certificate.................................................................................................18
         5.3 No Action  .................................................................................................18
         5.4 HSR Act    .................................................................................................18
         5.5 Payment for Shares..........................................................................................18
         5.6 Opinion of Counsel..........................................................................................18
         5.7 Escrow Agreement............................................................................................18
         5.8 Employment Agreement........................................................................................18
ARTICLE 6 CONDITIONS TO PURCHASER'S OBLIGATIONS..........................................................................19
         6.1 Representations and Warranties; Covenants...................................................................19
         6.2 No Action  .................................................................................................19
         6.3 Consents   .................................................................................................19
         6.4 HSR Act    .................................................................................................19
         6.5 No Changes .................................................................................................19
         6.6 Delivery of Shares..........................................................................................19
         6.7 Resignation of Director.....................................................................................19
         6.8 Opinion of Counsel..........................................................................................20
         6.9 [RESERVED] .................................................................................................20
         6.10 Employment Agreement.......................................................................................20
         6.11 Certificate................................................................................................20
         6.12 Escrow Agreement...........................................................................................20
         6.13 Release and Non-Competition Agreement......................................................................20
         6.14 [RESERVED].................................................................................................20
         6.15 Management Loan Amount.....................................................................................20
ARTICLE 7 [RESERVED].....................................................................................................21
ARTICLE 8 COVENANTS AND AGREEMENTS.......................................................................................21
         8.1 [RESERVED] .................................................................................................21
         8.2 Consents and Approvals......................................................................................21
         8.3 [RESERVED] .................................................................................................21
         8.4 Tax Matters.................................................................................................21
                        (a) Cooperation..................................................................................21
                        (b) Tax Return Preparation:  Income Tax Periods Ending on or Before the Closing Date. ...........22
         8.5 [RESERVED] .................................................................................................22
         8.6 Litigation Support..........................................................................................22
         8.7 Settlement Agreement Payments...............................................................................22
         8.8 Termination of Existing Stockholder Agreements..............................................................22
         8.9 [RESERVED] .................................................................................................22
         8.10 Confidentiality............................................................................................22
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         8.11 Expenses  .................................................................................................23
         8.12 [RESERVED].................................................................................................24
         8.13 Further Assurances.........................................................................................24
         8.14 Cooperation with Accountants...............................................................................24
         8.15 Purchaser's Compliance with California Business and Professions CodeSection17550 et. seq. .................24
ARTICLE 9 [RESERVED].....................................................................................................24
ARTICLE 10 INDEMNIFICATION...............................................................................................24
         10.1 Indemnification............................................................................................24
                        (a) Indemnification by the Stockholders..........................................................24
                        (b) Indemnification by Purchaser.................................................................25
                        (c) Survival of Representations and Warranties...................................................25
                        (d) Limitations on Indemnity Claims..............................................................26
                        (e) Notice and Opportunity to Defend.............................................................27
                        (f) Adjustment to Purchase Price.................................................................28
                        (g) Claims Against Tax Accountants...............................................................28
ARTICLE 11 MISCELLANEOUS.................................................................................................29
         11.1 Defined Terms..............................................................................................29
         11.2 Governing Law..............................................................................................36
         11.3 Arbitration................................................................................................36
         11.4 Amendment .................................................................................................36
         11.5 No Assignment..............................................................................................36
         11.6 Waiver; Liability..........................................................................................36
         11.7 Notices   .................................................................................................36
         11.8 Complete Agreement.........................................................................................38
         11.9 Counterparts...............................................................................................38
         11.10 Headings .................................................................................................38
         11.11 Severability..............................................................................................38
         11.12 Third Parties.............................................................................................39
         11.13 No Strict Construction....................................................................................39
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                            STOCK PURCHASE AGREEMENT


     This STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of April 20, 1998, is entered into by and among Global Vacation Group, Inc., a New York corporation (the "Purchaser"), Classic Custom Vacations, a California corporation (the "Company"), Stanley S. Heller and Sandra Heller (collectively, the "Hellers"), Ronald M. Letterman and Lynn Letterman (collectively, the "Lettermans"), James E. Levitt and Patti Levitt (collectively, the "JE Levitts"), John F. Levitt and Shari Levitt (collectively, the " JF Levitts"), and Alan M. Robin and Dee Robin (collectively, the "Robins", and together with the Hellers, the Lettermans, the JE Levitts and the JF Levitts, the "Stockholders"). Capitalized terms used in this Agreement are defined in Section 11.01.

     WHEREAS, the Stockholders desire to sell, and Purchaser desires to purchase, all of the outstanding shares of capital stock of the Company beneficially owned by the Stockholders, upon the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the parties hereto agree as follows:


                                   ARTICLE 1
                               PURCHASE AND SALE


     1.1 Purchase and Sale. On the Closing Date and subject to the terms and conditions set forth in this Agreement:

         (a) the Stockholders shall sell and transfer to Purchaser at the Closing all of the outstanding shares of capital stock of the Company beneficially owned by the Stockholders (the "Shares"), free and clear of all options, pledges, security interests, voting trusts and similar arrangements, liens, charges, and other encumbrances or restrictions ("Encumbrances"), other than the restrictions imposed by federal and state securities laws, as follows:

               (i) the Hellers shall sell and transfer to Purchaser 25,809 shares of the Company's Class A Common Stock, par value $1.00 per share (the "Class A Common Stock"), and one share of the Company's Class B Common Stock, par value $1.00 per share (the "Class B Common Stock");

               (ii) the Lettermans shall sell and transfer to Purchaser 8,603 shares of Class A Common Stock and one share of Class B Common Stock;

               (iii) the JE Levitts shall sell and transfer to Purchaser 17,205 shares of Class A Common Stock and one share of Class B Common Stock;
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               (iv) the JF Levitts shall sell and transfer to Purchaser 8,603 shares of Class A Common Stock; and

               (v) the Robins shall sell and transfer to Purchaser 25,808 shares of Class A Common Stock and one share of Class B Common Stock;

         (b) Except as set forth in Section 6.15 hereof, Purchaser shall pay for the Shares at the Closing by wire transfer of immediately available funds to the accounts specified by the JE Levitts, the JF Levitts and the Robins, respectively, at least one business day prior to the Closing Date as follows:

               (i) Purchaser shall transfer to the Hellers at or immediately after Closing, all shares of Homer Travel, Inc. which are valued on the books and records of the Company at $4,320,127.00. In addition, Purchaser shall deposit the sum of $209,943.21 in the Escrow Account;

               (ii) Purchaser shall transfer to the Lettermans at or immediately after Closing all shares of Virgil Travel, Inc. which are valued on the books and records of the Company at $1,447,587.00. In addition, Purchaser shall deposit the sum of $62,553.41 in the Escrow Account;

               (iii) Purchaser shall pay to the JE Levitts $2,879,933.04 (which is equal to the difference obtained by subtracting (x) $139,996.75 being deposited in the Escrow Account from (y) the product of (A)(1) $15,100,000, divided by (2) 86,032, multiplied by (B) 17,206);

               (iv) Purchaser shall pay to the JF Levitts $1,439,966.53 (which is equal to the difference obtained by subtracting (x) $69,998.37 being deposited in the Escrow Account from (y) the product of (A)(1) $15,100,000, divided by (2) 86,032, multiplied by (B) 8,603); and

               (v) Purchaser shall pay to the Robins $4,394,899.57 (which is equal to the difference obtained by subtracting (x) $134,995.12 being deposited in the Escrow Account from (y) the product of (A)(1) $15,100,000, divided by (2) 86,032, multiplied by (B) 25,809);

         (c) Purchaser shall deposit the sum of $617,486.86 (which includes the amounts set forth in Section 1.01(b)), the Hellers shall deposit the sum of $60.04 and the Lettermans shall deposit the sum of $7,453.10 with the Escrow Agent as specified in the Escrow Agreement, and thereupon the Escrow Amount shall be subject to the terms and conditions of the Escrow Agreement;

         (d) the Hellers hereby assume and agree to hold Purchaser and the Company harmless from and against, and Purchaser and the Company are hereby unconditionally released from, all of the hedge contracts, puts, forward rate agreements, currency contracts, loan agreements and all other obligations of Purchaser or the Company, if any, arising in connection


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with or otherwise related, directly or indirectly, to any of the assets of Homer
(the "Homer Indebtedness"); and

         (e) the Lettermans hereby assume and agree to hold Purchaser and the Company harmless from and against, and Purchaser and the Company are hereby unconditionally released from, all of the hedge contracts, puts, forward rate agreements, currency contracts, loan agreements and all other obligations of Purchaser or the Company, if any, arising in connection with or otherwise related, directly or indirectly, to any of the assets of Virgil (the "Virgil Indebtedness").

     1.2 The Closing. The closing (the "Closing") of the transactions contemplated in this Agreement shall take place at the offices of Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, Ca, commencing at 5:00 p.m., local time on April 20, 1998, or at such other place or on such other date as may be mutually agreeable to the Company, the Stockholders and Purchaser, but in any event, no later than April 24, 1998. The date on which the Closing occurs is referred to herein as the "Closing Date." At the Closing, the parties hereto shall exchange the documents referred to in Articles 5 and 6 hereof, and such other documents relating to the transactions contemplated hereby as any party hereto or its counsel may reasonably request within a reasonable time prior to Closing.


                                   ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES

     The Company represents and warrants to the Purchaser as follows:

     2.1 Corporate Organization. The Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. The Company and each of its Subsidiaries has full corporate power and authority necessary to own and lease its properties and assets and to carry on its business as now being conducted. The Company and each of its Subsidiaries is duly qualified or licensed to do business as a foreign corporation and is in good standing in the jurisdictions in which the ownership, use or occupancy of their respective properties or assets or the conduct of their respective businesses requires such qualification except when the failure to be so qualified or licensed would not be reasonably likely to have a material adverse effect on the condition (financial or otherwise), assets, operations or business of the Company or any of its Subsidiaries. Except as set forth in
Section 2.01 of the disclosure schedule attached hereto (the "Disclosure Schedule"), neither the Company nor its Subsidiaries owns, directly or indirectly, any capital stock or equity securities of, or other interest (whether equity or debt) in, any Person. The Company and each of its Subsidiaries has delivered or made available to the Purchaser a complete and correct copy of their respective articles of incorporation and bylaws as currently in effect, copies of which are attached as Exhibits 2.01-a, 2.01-b, 2.01-c, 2.01-d, 2.01-e and 2.01-f.

     2.2 Capital Stock. (a) Immediately prior to the Closing, the authorized capital stock of the Company consists of 100,004 shares of common stock, of which 100,000 shares are


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designated Class A Common Stock, of which 86,028 shares are issued and outstanding, and four shares are designated Class B Common Stock, of which four shares are issued and outstanding. Except as set forth in Section 2.02(a) of the Disclosure Schedule, there are no subscriptions, options, warrants, calls, rights, contracts, commitments, understandings, restrictions or arrangements relating to the issuance, sale, transfer or voting of any shares of Existing Common Stock, including any rights of conversion or exchange under any outstanding securities or other instruments. Section 2.02(a) of the Disclosure Schedule sets forth the ownership of all of the issued and outstanding shares of Existing Common Stock. Except as set forth in Section 2.02(a) of the Disclosure Schedule, the outstanding shares of Existing Common Stock have been validly issued, are fully paid, nonassessable and free of preemptive rights and are owned by the Stockholders free and clear of all Encumbrances, other than the restrictions imposed by federal and state securities laws.

         (b) Section 2.02(b) of the Disclosure Schedule sets forth for each Subsidiary of the Company (i) its name and jurisdiction of incorporation, (ii) the number of shares of authorized capital stock of each class of its capital stock and (iii) the number of issued and outstanding shares of each class of its capital stock, the names and holders thereof and the number of shares held by each such holder. All of the issued and outstanding shares of capital stock of each Subsidiary of the Company have been duly authorized and are validly issued, fully paid and nonassessable. The Company holds of record and owns beneficially all of the outstanding shares of each Subsidiary of the Company free and clear of all encumbrances, other than restrictions imposed by federal or state securities laws. Except as contemplated by this Agreement or as set forth in
Section 2.02(b) of the Disclosure Schedule, there are no subscriptions, options, warrants, calls, rights, contracts, commitments, understandings, restrictions or arrangements relating to the issuance, sale, transfer or voting of any of the shares of capital stock of each Subsidiary of the Company, including any rights of conversion or exchange under any outstanding securities or other instruments.

     2.3 Authorization, Etc. The Company has full corporate power and authority to execute and deliver this Agreement and the documents and instruments contemplated hereby and to carry out the transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement and the documents and instruments contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been approved by all necessary corporate proceedings on the part of the Stockholders and the Company, respectively. This Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency or similar laws of general application relating to or affecting the enforcement of creditors' rights or by general principles of equity.

     2.4 Financial Statements. Section 2.04 of the Disclosure Schedule contains the following financial statements (the "Financial Statements"): (a) the audited consolidated balance sheet of the Company as of December 31, 1995, (b) the unaudited consolidated balance sheet of the Company as of December 31, 1996, and the unaudited statement of operations and cash flows of the Company for the fiscal year then ended (the "1996 Unaudited Financials") and (c) the unaudited consolidated balance sheet of the Company as of December 31, 1997, and the


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unaudited statement of operations and cash flows of the Company for the fiscal year then ended (the "Most Recent Financial Statements"). Except as set forth in
Section 2.04 of the Disclosure Schedule, the Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, fairly present in all material respects the financial position of the Company as of such dates and the results of operation of the Company for such periods, and are consistent with the books and records of the Company (which books and records are correct and complete in all material respects). The audited financial statements as of and for the year ended December 31, 1996 will not differ materially and adversely from the 1996 Unaudited Financials. The Company and its Subsidiaries have no Indebtedness except Indebtedness related to or in connection with the Danish Mortgages and such Indebtedness is set forth in Section 2.04 of the Disclosure Schedule.

     2.5 No Approvals or Conflicts. Except as set forth in Section 2.05(a) of the Disclosure Schedule, neither the execution and delivery by the Company of this Agreement nor the performance by the Company of its obligations hereunder will (a) violate, conflict with or result in a breach of any provision of the articles of incorporation or bylaws of the Company or any of its Subsidiaries,
(b) violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the creation of any Lien upon any of the properties of the Company or any of its Subsidiaries under, cause the termination or modification of, or give any other Person the right to terminate or modify, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which any of its properties are bound, (c) violate any Order or Law applicable to the Company or any of its Subsidiaries or any of their respective properties or (d) except for filings or approvals under the HSR Act and such other consents, approvals, filings, or registrations and the like as may be required under applicable state securities laws, require any consent, approval or authorization of, or notice to, or declaration, filing or registration with, any Governmental Body or other third party. Except as set forth in Section 2.05(b) of the Disclosure Schedule, all of the consents set forth in Section 2.05(a) of the Disclosure Schedule have been obtained.

     2.6 No Violation; Governmental Authorizations. Except as set forth in
Section 2.06 of the Disclosure Schedule, the Company and each of its Subsidiaries has complied in all material respects (except for prior incidents of non-compliance which have been cured and for which no liability exists or will exist) and is in compliance in all material respects with all Laws and Orders applicable to the Company and each of its Subsidiaries or any of their assets or properties. Except as set forth in Section 2.06 of the Disclosure Schedule, the Company and each of its Subsidiaries has all material permits, licenses, approvals and other governmental authorizations required in order to own, lease, occupy and use its properties and assets and to carry on its business as presently conducted, and all such permits, licenses, approvals and other governmental authorizations are valid and in full force and effect.

     2.7 Litigation. Except as set forth in Section 2.07 of the Disclosure Schedule, there are no Actions (i) pending other than those filed but not yet served on the Company or any of its Subsidiaries or (ii) to the Company's knowledge, threatened against the Company or any of its


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
Subsidiaries or any of its assets or properties before any Governmental Body which, if adversely determined, would be reasonably likely to result in payments by the Company or any of its Subsidiaries in excess of $50,000 or would be reasonably likely to have a material adverse effect on the condition (financial or otherwise), assets, operations or business of the Company or any of its Subsidiaries.

     2.8 Assets. Except as set forth in Section 2.08 of the Disclosure Schedule, the Company and each of its Subsidiaries has good and marketable title to all tangible personal properties and assets owned by them, free and clear of all Liens except for Permitted Liens. The Company and each of its Subsidiaries owns, or has a valid leasehold interest in or right to use, all assets necessary for the conduct of their respective businesses as presently conducted.


     2.9 REAL PROPERTY; LEASES.

         (a) Neither the Company nor any of its Subsidiaries owns any real property.

         (b) Section 2.09(b) of the Disclosure Schedule sets forth a list of all leases, subleases and other occupancy agreements, including all amendments, extensions and other modifications (each a "Lease" and collectively the "Leases") for real property (the "Leased Real Property") to which the Company or any of its Subsidiaries is a party, together with a list of the location of all Leased Real Property. The Company has delivered to Purchaser correct and complete copies of the Leases. Except as set forth in Section 2.09(b) of the Disclosure Schedule: (i) the Company and each of its Subsidiaries has a good and valid leasehold interest in and to the Leased Real Property, subject to no Liens except as described in Section 2.09(b) of the Disclosure Schedule; (ii) each Lease constitutes a valid and binding obligation of the Company and each of its Subsidiaries and, to the knowledge of the Company, the other parties thereto, and is enforceable against the Company and each of its Subsidiaries and, to the knowledge of the Company, the other parties thereto, in accordance with its terms (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency or similar laws of general application relating to or affecting the enforcement of creditors' rights or by general principles of equity); (iii) the Company and each of its Subsidiaries are not, and, to the Company's knowledge, no other party thereto is, in breach of or default under any Lease in any material respect and no event has occurred which, with the giving of notice, the passage of time or both, would constitute such a breach or default by the Company or its Subsidiaries or, to the Company's knowledge, by any other party, or permit termination, modification or acceleration thereunder by the Company or, to the Company's knowledge, by any other party thereto; and
(d) except as described on Section 2.09(b) of the Disclosure Schedule, no consent, waiver, approval or authorization is required from the landlord under any Lease as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby.

         (c) The Leased Real Property (i) constitutes all real property leased or otherwise occupied or utilized by the Company or any of its Subsidiaries,
(ii) is in good operating condition and repair and (iii) is sufficient and appropriate for the conduct of the business of the Company or any of its Subsidiaries as presently conducted. To the Company's


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
knowledge, other than the Company and its Subsidiaries, there are no parties in possession or parties having any current or future right to occupy any of the Leased Real Property. To the Company's knowledge, the Leased Real Property and all buildings and improvements located thereon conform in all material respects to all applicable building, zoning and other laws, ordinances, rules and regulations. All material permits, licenses and other approvals necessary to the current occupancy and use of the Leased Real Property by the Company or its Subsidiaries have been obtained, are in full force and effect and have not been violated in any material respect. There exists no material violation by the Company or any of its Subsidiaries of any covenant, condition, restriction, easement agreement or order affecting any portion of the Leased Real Property. There is no pending or any threatened condemnation proceeding affecting any portion of the Leased Real Property which would be reasonably likely to have a material adverse affect on the business of the Company or any of its Subsidiaries.

         (d) To the knowledge of the Company, there are no outstanding options or rights of first refusal with respect to the purchase or use of any of the Leased Real Property, any portion thereof or interest therein, except as set forth on Section 2.09(d) of the Disclosure Schedule. Neither the Company nor any of its Subsidiaries is obligated to purchase or lease any real property, except as set forth on Section 2.09(d) of the Disclosure Schedule.

     2.10 Absence of Undisclosed Liabilities. Except as set forth in Section
2.10 of the Disclosure Schedule, the Company and its Subsidiaries do not have any liabilities required to be disclosed on a balance sheet in accordance with GAAP (whether accrued, absolute, contingent or otherwise, and whether known or unknown) other than (i) liabilities set forth on the Most Recent Financial Statements (including any notes thereto), (ii) liabilities which have arisen after the date of the Most Recent Financial Statements in the ordinary course of business (none of which is a liability resulting from, arising out of, or relating to any breach of contract, breach of warranty, tort, infringement, violation of Law or environmental matter (including those arising under Environmental, Health, and Safety Requirements) by the Company or any of its Subsidiaries), (iii) obligations under executory contracts or commitments set forth in Section 2.13 of the Disclosure Schedules or under executory contracts or commitments not required to be disclosed therein (except liabilities resulting from, arising out of, or related to any breach thereof) and (iv) other liabilities expressly disclosed in Section 2.10 of the Disclosure Schedule.

     2.11 Changes. Except as set forth in Section 2.11 of the Disclosure Schedule, since December 31, 1997, there has not been any material adverse change in the condition (financial or otherwise), business, operations, assets, operating results, or customer or supplier relations of the Company or its Subsidiaries. Without limiting the generality of the foregoing, since December 31, 1997, except as set forth in Section 2.11 of the Disclosure Schedule, or as otherwise consented to in writing by Purchaser after the date hereof, the Company and its Subsidiaries have not:

         (a) sold, leased, transferred, assigned or otherwise disposed of any of its assets, tangible or intangible, other than sales in the ordinary course of business;


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
         (b) entered into any contract, lease, sublease, license, or sublicense outside the ordinary course of business;

         (c) committed to the acquisition or construction of any property, plant or equipment in excess of $100,000 individually or $300,000 in the aggregate;

         (d) created, incurred, assumed, or guaranteed any Indebtedness (whether due or to become due) outside the ordinary course of business;

         (e) delayed or postponed (outside the ordinary course of business) the payment of accounts payable and other liabilities or obligations or accelerated the collection of accounts receivable or other amounts owed to it;

         (f) canceled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $10,000 in the aggregate or outside the ordinary course of business;

         (g) declared, set aside, or paid any dividend or distribution with respect to its capital stock or redeemed, purchased, or otherwise acquired any of its capital stock, or granted or issued any options relating to the issuance of capital stock;

         (h) experienced any material damage, destruction, or loss to any of its material properties or assets through the date hereof;

         (i) granted any increase outside the ordinary course of business in the compensation of any of its officers, directors or employees, or adopted any benefit plan or any retirement, deferred compensation, bonus, fringe benefit, insurance or pension plan, program or arrangement or made any loan or other credit accommodation to or for any officer, employee, director, or Stockholder;

         (j) mortgaged, pledged or otherwise encumbered any of its respective assets;

         (k) entered into any contract the terms of which provide for commissions or overrides in excess of those payable under the Company's Major Accounts; or

         (l) made or entered into any agreement or understanding to do any of the foregoing.

     Except as set forth in Section 2.11 of the Disclosure Schedule, since December 31, 1997, the Company and its Subsidiaries have made all reasonable efforts consistent with past practices to keep its business and properties substantially intact and to preserve existing relationships with customers, suppliers, lessors, licensors, employees and others with whom it deals.

     2.12 TAXES.

         (a) Except as set forth in Section 2.12(a) of the Disclosure Schedule, the Company and its Subsidiaries have timely filed all Tax Returns which they are required to file under applicable laws and regulations; all such Tax Returns are complete and correct in all material respects and have been prepared in compliance with all applicable Laws in all material respects; the Company and its Subsidiaries and each Affiliated Group have paid all Taxes due and owing by it (whether or not such Taxes are required to be shown on a Tax Return), unless and to the extent that the same are being contested in good faith and by appropriate proceedings, adequate reserves (as determined in accordance with GAAP, consistently applied) have been established, on its Financial Statements and have been disclosed in Section 2.12(a) of the Disclosure Schedule; the Company and its Subsidiaries and each Affiliated Group have withheld and paid over to the appropriate taxing authority all Taxes which they are required to withhold from amounts paid or owing to any employee, independent contractor, stockholder, creditor or other third party.

         (b) Except as set forth in Section 2.12(b) of the Disclosure Schedule:

               (i) The Company and its Subsidiaries are not liable for the Taxes of another Person (a) under Treas. Reg.Section 1.1502-6 (or comparable provisions of state, local or foreign Law), (b) as a transferee or successor,
(c) by contract or indemnity or (d) otherwise. Neither the Company nor any of its Subsidiaries are a party to any tax sharing agreement. Neither the Company nor any of its Subsidiaries has made any payments, is obligated to make payments or is a party to an agreement that could obligate it to make any payments that would not be deductible under Section 280G of the Code.

               (ii) Neither the Company nor any of its Subsidiaries has waived any statute of limitations with respect to any material Taxes or agreed to any extension of time with respect to any material Tax assessment or deficiency.

               (iii) No foreign, federal, state or local tax audits or administrative or judicial proceedings are pending or being conducted with respect to the Company, no information related to Tax matters has been requested by any foreign, federal, state or local taxing authority and no written notice indicating an intent to open an audit or other review has been received by the Company from any foreign, federal, state or local taxing authority.

               (iv) The Company has delivered to Purchaser correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies against or agreed to by any of the Company since January 1, 1993.

               (v) The latest balance sheet of the Company contains adequate reserves for Taxes as of December 31, 1997, and the Company has not incurred any liability for Taxes since the date of the latest balance sheet other than in the ordinary course of business.

               (vi) The Company is not, and has never been, a member of an Affiliated Group.

               (vii) The Company has made a valid election under Section 1362 of the Code and any corresponding state or local provisions (collectively, the "S Elections") to be an S corporation within the meaning of Section 1361 of the Code for all taxable years (or portions thereof) beginning on or after January 1, 1996; no such S Election has been terminated (whether voluntarily, involuntarily or inadvertently, including, without limitation, by taking any action defined in Section 1362(d) of the Code) since such time.

               (viii) Neither the Company nor any of its Subsidiaries will be required to include any amount in taxable income or exclude any item of deduction or loss from taxable income for any taxable period (or portion thereof) ending after the Closing Date (A) as a result of a change in method of accounting for a taxable period ending on or prior to the Closing Date, (B) as a result of any "closing agreement," as described in Code Section 7121 (or any corresponding provision of state, local or foreign income Tax law) entered into on or prior to the Closing Date, (C) as a result of any sale reported on the installment method where such sale occurred on or prior to the Closing Date, and
(D) as a result of any prepaid amount received on or prior to the Closing Date.

               (ix) The Company has not made any election under Section 341(f) of the Code (or any corresponding provision of state, local or foreign income Tax law).

     2.13 CONTRACTS.

         (a) Except for (i) actions taken to implement this Agreement and the transactions contemplated hereby or (ii) as set forth in Section 2.13 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to nor bound by any written or oral:

               (i) stock option or severance agreements, programs, policies or arrangements;

               (ii) contract for the employment of any officer, individual employee or other Person on a full-time, part-time, consulting or other basis providing annual compensation in excess of $75,000 or contract relating to loans to officers, directors or Affiliates of the Company;

               (iii) contract or instrument relating to the Danish Mortgages or the California Mortgages;

               (iv) contract or instrument under which the Company or any of its Subsidiaries has advanced or loaned to any other Person amounts which exceed $100,000 in the aggregate to all such Persons;

               (v) agreement or indenture relating to Indebtedness or to mortgaging, pledging or otherwise placing a Lien on any material asset or material group of assets of the Company or any of its Subsidiaries;

               (vi) lease or agreement under which the Company or its Subsidiaries is lessee of or holds or operates any personal property owned by any other Person, except for any lease of personal property under which the aggregate annual rental payments do not exceed $25,000 (and Section 2.13 of the Disclosure Schedule identifies whether such leases are capital leases or operating leases);

               (vii) lease or agreement under which the Company or its Subsidiaries is lessor of or permits any third party to hold or operate any personal property owned or controlled by the Company;

               (viii) agreement providing indemnification of any other Person;

               (ix) agreement under which it has granted any Person any registration rights regarding the Company's or any of its Subsidiaries' capital stock (including demand and piggyback registration rights);

               (x) supply, sales, distribution, franchise or travel agency agreement which requires payment by the Company or its Subsidiaries of consideration in excess of $3,000,000;

               (xi) contract, agreement or other arrangement with any officer, director, stockholder, employee or Affiliate, or any Affiliate of any officer, director, stockholder or employee;

               (xii) contract or agreement prohibiting it from freely engaging in any business or competing anywhere in the world; or

               (xiii) other contract or agreement which requires payment by the Company or any of its Subsidiaries of consideration in excess of $300,000 annually (other than contracts and agreements not disclosed under clauses (i) through (xii) above because of the dollar thresholds contained therein) or which is material to the operations or financial condition of the Company or any of its Subsidiaries taken as a whole.

         (b) Except as set forth on Section 2.13 of the Disclosure Schedule, all of the contracts, agreements and instruments set forth in Section 2.13 of the Disclosure Schedule are valid and binding obligations of the Company and its Subsidiaries, and, to the knowledge of the Company, the other parties thereto, and enforceable against the Company, and its Subsidiaries, and, to the knowledge of the Company, the other parties thereto, in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency or similar laws of general application relating to or affecting the enforcement of creditors' rights or by general principles of equity. The Company and its

Subsidiaries have performed all material obligations required to be performed by them, and the Company and its Subsidiaries are not in material default under or in material breach of nor in receipt of any claim of default or breach under any contract, agreement or instrument to which the Company or its Subsidiaries are subject (including without limitation the contracts, agreements and instruments set forth in Section 2.13 of the Disclosure Schedule); no event has occurred which with the passage of time or the giving of notice or both would result in a material default, breach or event of noncompliance by the Company or its Subsidiaries under any material contract, agreement or instrument to which the Company or its Subsidiaries is subject (including without limitation the contracts, agreements and instruments set forth in Section 2.13 of the Disclosure Schedule); neither the Company nor its Subsidiary has any present expectation or intention of not fully performing all such obligations under any material contract, agreement or instrument to which it is a party (including without limitation the contracts, agreements and instruments set forth in
Section 2.13 of the Disclosure Schedule); the Company has no knowledge of any breach or anticipated breach by the other parties to any material contract, agreement, instrument or commitment (including without limitation the contracts, agreements, instruments and commitments set forth in Section 2.13 of the Disclosure Schedule) to which it is a party.

         (c) A true and correct copy of each of the written agreements and an accurate description of each of the oral agreements which are required to be referred to in Section 2.13 of the Disclosure Schedule, together with all written amendments, waivers or other changes thereto have been delivered to Purchaser.

     2.14 Environmental, Health, and Safety Matters. Except as set forth in
Section 2.14 of the Disclosure Schedule:

         (a) Each of the Company and its Affiliates and, to the knowledge of the Company, each of the Company's predecessors has complied and is in compliance in all material respects with all Environmental, Health, and Safety Requirements.

         (b) Without limiting the generality of the foregoing, each of the Company and its Affiliates has obtained and complied with, and is in compliance with, in all material respects, all permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business; a list which is complete and accurate in all material respects of all such permits, licenses and other authorizations is set forth in Section 2.14 of the Disclosure Schedule.

         (c) To the Company's knowledge, none of the following exists at any property or facility operated by the Company: (1) underground storage tanks, (2) asbestos-containing material in any form or condition, (3) materials or equipment containing polychlorinated biphenyls, or (4) landfills, surface impoundments, or disposal areas.

         (d) Neither the Company nor its Affiliates and, to the knowledge of the Company, none of the Company's predecessors has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to liabilities, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Solid Waste Disposal Act, as amended ("SWDA") or any other Environmental, Health, and Safety Requirements.

         (e) Neither the Company nor any of its Affiliates and, to the knowledge of the Company, none of the Company's predecessors has, either expressly or by operation of Law, assumed or undertaken any liability, including without limitation any obligation for corrective or remedial action, of any other Person relating to Environmental, Health, and Safety Requirements.

     2.15 Affiliated Transactions. Except for this Agreement, the Existing Stockholder Agreements, and as set forth in Section 2.15 of the Disclosure Schedule, no officer, director, stockholder (including the Stockholders) or Affiliate of the Company or any individual related by blood or marriage to any such Person, or any entity in which any such Person owns any beneficial interest, is a party to any agreement, contract, arrangement or commitment with the Company or engaged in any transaction with the Company or has any interest in any property used by the Company.

     2.16 ERISA.

         (a) Employee Benefit Plan. Except as set forth in Section 2.16 of the Disclosure Schedule, the Company does not maintain, contribute to or have any liability under (or with respect to) any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) or any other employee benefit plan, program or arrangement. Each item listed on Section 2.16 of the Disclosure Schedule is referred to herein as an "Employee Benefit Plan." For purposes of this Section 2.16, the term "Company" includes all organizations that are considered a single employer with the Company for purposes of Section 414 of the Code.

         (b) Title IV Liabilities. The Company does not maintain, contribute to, have any obligation to contribute to, or any liability or potential liability with respect to, any employee benefit plan (as such term is defined in Section 3(3) of ERISA) subject to Title IV of ERISA.

         (c) Qualification. Except as set forth in Section 2.16 of the Disclosure Schedule, a favorable determination opinion, advisory or notification letter from the Internal Revenue Service has been received by the Company with respect to each Employee Benefit Plan which is intended to be qualified under
Section 401(a) of the Code stating that each such plan is so qualified; and to the Company's knowledge there are no circumstances which would cause such Employee Benefit Plan to lose such qualified status.

         (d) Compliance. Each Employee Benefit Plan and all related trusts, insurance contracts and funds have been maintained, funded and administered in compliance in all material respects with the terms of such Employee Benefit Plan and the applicable provisions of ERISA, the Code and other applicable Laws. All required payments, premiums, contributions, reimbursements or accruals, which are due and owing for all periods ending prior to the Closing shall have been made or properly accrued on the Most Recent Financial Statements.

     2.17 Insurance. Section 2.17 of the Disclosure Schedule contains a description of each insurance policy maintained by the Company and its Subsidiaries with respect to its properties, assets and businesses, and each such policy is in full force and effect. Neither the Company nor its Subsidiaries is in default with respect to their respective material obligations under any insurance policy maintained by them. Section 2.17 of the Disclosure Schedule describes any self-insurance arrangements affecting the Company and its Subsidiaries.

     2.18 Labor Relations. The Company is not party to or bound by any collective bargaining agreement or relationship with any labor organization. No executive, key employee or group of employees has informed or otherwise communicated to an executive officer of the Company that such executive, key employee or group of employees has any plans to terminate his, her or their employment with the Company. With respect to the Company: no labor organization or group of employees has filed any representation petition or made any written or oral, to the knowledge of the Company, any demand for recognition; to the knowledge of the Company, no union organizing or decertification campaigns are underway; and no labor strike, work stoppage or slowdown, or other material labor dispute is underway or, to the knowledge of the Company, threatened.

     2.19 Year 2000. Except as set forth in Section 2.19 of the Disclosure Schedule, to the Company's knowledge, all of the material computer software, computer firmware, computer hardware (whether general or special purpose), and other similar or related items of automated, computerized, and/or software system(s) that are used by the Company or its Subsidiaries in the conduct of their respective businesses will not malfunction, will not cease to function, will not generate incorrect data, and will not produce incorrect results when processing, providing, and/or receiving (i) date-related data into and between the twentieth and twenty-first centuries and (ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries.

     2.20 INTELLECTUAL PROPERTY RIGHTS.

         (a) Section 2.20(a) of the Disclosure Schedule contains a complete and accurate list of all (i) patented or registered Intellectual Property owned by the Company and its Subsidiaries, (ii) pending patent applications and applications for registrations of other Intellectual Property filed by the Company and its Subsidiaries, (iii) material unregistered trade names and corporate names owned or used by the Company and its Subsidiaries and (iv) material unregistered trademarks, service marks, copyrights, and computer software owned or used by the Company and its Subsidiaries. Section 2.20(a) of the Disclosure Schedule also contains a complete and accurate list of all licenses and other rights granted by the Company and its Subsidiaries to any third party with respect to any Intellectual Property and all material licenses and other rights granted by any third party to the Company and its Subsidiaries with respect to any Intellectual Property, in each case identifying the subject Intellectual Property. All of the material licenses set forth in Section 2.20(a) of the Disclosure Schedule are valid and binding obligations of the Company and its Subsidiaries, and, to the knowledge of the Company, the other parties thereto, and enforceable against the Company and its Subsidiaries, and, to the knowledge of the Company, the other parties thereto, in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency or similar laws of general application relating to or affecting the enforcement of creditors' rights or by general principles of equity.

         (b) Except as set forth in Section 2.20(b) of the Disclosure Schedule, the Company and its Subsidiaries own and possess all right, title and interest in and to, or have the right to use pursuant to a valid license, all Intellectual Property necessary for the operation of the business of the Company as presently conducted.

     2.21 No Brokers' or Other Fees. Except as set forth in Section 2.21 of the Disclosure Schedule, there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Company or its Subsidiaries.

     2.22 Accounts Receivable; Bookings. Section 2.22 of the Disclosure Schedule sets forth, as of the date specified therein, a list that is true and correct in all material respects of all accounts receivable of the Company existing at such date (the "Accounts Receivable"), and the aging of each such receivable, as well as a list of all customer bookings as of such date ("Bookings"), all deposits received from customers in connection with such Bookings as of such date, all prepayments to vendors and suppliers and refunds to customers made by the Company in connection with such Bookings as of such date, and all claims by customers for refunds received by the Company for which refunds have not been made as of such date. To the knowledge of the Company, all Accounts Receivable are collectible in full, net of reserves for doubtful accounts set forth on the Most Recent Financial Statements.


                                   ARTICLE 3
               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

         Each of the Stockholders hereby severally (and not jointly) represents and warrants, as to himself or herself only, as follows:

     3.1 Authorization of Transaction. Such Stockholder has full power, authority and capacity to execute and deliver this Agreement and to perform such Stockholder's obligations hereunder. This Agreement constitutes the valid and legally binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms and conditions except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency or similar laws of general application relating to or affecting the enforcement of creditors' rights or by general principles of equity.

     3.2 No Approvals or Conflicts. Neither the execution and the delivery of this Agreement by such Stockholder, nor the performance by such Stockholder of his or her obligations hereunder, will (a) violate any Order, or Law applicable to such Stockholder, (b) violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the creation of any Lien upon any of the properties of the Company under, or cause the termination or modification of, or give any other Person the right to terminate or modify, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement or other instrument to which such Stockholder or any of its properties are bound, of (c) except for filings or approvals under the HSR Act, require any consent, approval or authorization of, or notice to, or declaration, filing or registration with, any Governmental Body or other third party.

     3.3 Ownership of Existing Common Stock. Except as otherwise set forth in
Section 2.02 of the Disclosure Schedule, such Stockholder beneficially owns the number of shares of Existing Common Stock set forth next to such Stockholder's name on Annex 2.02(a) of the Disclosure Schedule, free and clear of all Encumbrances, other than Encumbrances in favor of the Company that will be terminated prior to the Closing, and the restrictions imposed by federal and state securities laws.

     3.4 No Brokers' or Other Fees. Except as set forth in Section 2.21 of the Disclosure Schedule, there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement, based on any arrangement or agreement binding upon such Stockholder for which the Company or Purchaser could become liable.


                                   ARTICLE 4
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser represents and warrants to the Stockholders and the Company as follows:

     4.1 Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Purchaser has the power to own its properties and carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership, use or occupancy of its properties or assets or the conduct of its business requires such qualification except when the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), assets, operations or business of Purchaser.

     4.2 Authorization, Etc. Purchaser has full power and authority to execute and deliver this Agreement and the documents and instruments contemplated hereby, and to carry out the transactions contemplated hereby and thereby. Purchaser has duly approved and authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and, prior to the Closing, Purchaser will have duly approved and authorized the documents and instruments contemplated hereby and the consummation of the transactions contemplated thereby by all necessary corporate action. This Agreement constitutes a valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency or similar laws of general application relating to or affecting the enforcement of creditors' rights or by general principles of equity.

     4.3 No Approvals or Conflicts. Neither the execution and delivery by Purchaser of this Agreement nor the performance by Purchaser of its obligations hereunder will (i) violate, conflict with or result in a breach of any provision of Purchaser's constituting documents, (ii) violate, conflict with or result in a breach of any provision of, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the creation of any Lien upon any of Purchaser's properties under or cause the termination or modification of, or give any other Person the right to terminate or modify, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement or other instrument to which Purchaser or any of its respective properties may be bound, (iii) violate any Order or Law applicable to Purchaser or any of its respective properties, or (iv) except for filings or approvals under the HSR Act, require any consent, approval or authorization of, or notice to, or declaration, filing or registration with, any Governmental Body or other third party.

     4.4 No Brokers' or Other Fees. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement, based on any arrangement or agreement binding upon Purchaser for which the Company or the Stockholders could become liable.

     4.5 Purchaser's Investment Representations. Purchaser hereby represents that it is acquiring the Shares purchased hereunder or acquired pursuant hereto for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained herein shall prevent Purchaser and subsequent holders of Shares from transferring such securities in compliance with the applicable federal and state securities laws.


                                   ARTICLE 5
                    CONDITIONS TO STOCKHOLDERS' OBLIGATIONS

     The obligations of each Stockholder to effect the Closing under this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions, unless waived in writing by each of the Stockholders (other than the condition set forth in Section 5.08 hereof which may be waived in writing by Ronald M. Letterman).

     5.1 Representations and Warranties; Covenants. The representations and warranties of Purchaser contained in this Agreement (a) that are qualified as to materiality, shall be true and correct and (b) that are not qualified as to materiality, shall be true and correct in all material respects, in each case at and as of the Closing as though then made, and Purchaser shall have performed in all material respects all of the covenants required to be performed by it hereunder prior to the Closing.

     5.2 Certificate. An executive officer of Purchaser shall have delivered to the Stockholders a certificate, dated the date of the Closing, representing and warranting, on behalf of Purchaser that the conditions specified in Section 5.01 have been fully satisfied (except to the extent expressly waived by the Stockholders in writing at or prior to the Closing); provided, however, that in the event that (a) the condition in this Section 5.02 shall not be satisfied because one or more specific representations or warranties of Purchaser are not true as of the Closing and (b) the Stockholders agree to waive satisfaction of such condition so that the transactions contemplated herein will be consummated, then Purchaser shall nevertheless provide the certificate referred to in this
Section 5.02 but such certificate shall exclude those specific representations and warranties which were not true as of the Closing.

     5.3 No Action. No action shall have been instituted (and be pending) by any Governmental Body seeking to restrain and prohibit this Agreement or the consummation of the transactions contemplated hereby. No Order preventing the consummation of the transactions contemplated by this Agreement shall be in effect.

     5.4 HSR Act. The waiting period (including any extensions thereof by reason of a request for additional information) relating to the notification and report forms under the HSR Act filed by Purchaser (or its ultimate parent entity), the Company and the Stockholders with respect to the transactions contemplated by this Agreement shall have expired or been terminated.

     5.5 Payment for Shares. At the Closing, Purchaser shall pay to the Hellers, the Lettermans, the JE Levitts, the JF Levitts and the Robins, respectively, the respective amounts specified in Section 1.01(b).

     5.6 Opinion of Counsel. The Stockholders shall have received an opinion of Kirkland & Ellis addressed to the Stockholders and dated the Closing Date as to the matters set forth in Exhibit 5.06 hereto and in a form reasonably acceptable to the Stockholders.

     5.7 Escrow Agreement. Purchaser and the Escrow Agent shall have entered into an Escrow Agreement substantially in the form of Exhibit 5.07 attached hereto (the "Escrow Agreement"), and the Escrow Agreement shall be in full force and effect as of the Closing.

     5.8 Employment Agreement. The Company and Ronald M. Letterman shall have entered into an Employment Agreement in the form of Exhibit 6.10 attached hereto (the "Employment Agreement"), and the Employment Agreement shall be in full force and effect as of the Closing.

                                   ARTICLE 6
                     CONDITIONS TO PURCHASER'S OBLIGATIONS

     The obligations of Purchaser to effect the Closing under this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions, unless waived in writing by Purchaser.

     6.1 Representations and Warranties; Covenants. The representations and warranties of the Company and each of the Stockholders contained in this Agreement (a) that are qualified as to materiality, shall be true and correct and (b) that are not qualified as to materiality, shall be true and correct in all material respects, in each case at and as of the Closing as though then made, and the Company and each of the Stockholders shall have performed in all material respects all of the covenants required to be performed by it or him hereunder prior to the Closing.

     6.2 No Action. No Action shall have been instituted (and be pending) by any Governmental Body seeking to restrain and prohibit this Agreement or the consummation of the transactions contemplated hereby. No Order preventing the consummation of the transactions contemplated by this Agreement shall be in effect.

     6.3 Consents. All consents and approvals required for the consummation of the transactions contemplated by this Agreement or where the effect of the failure to obtain any such consent or approval would result in the breach of a material agreement that the Company is a party to (including but not limited to a Lease) shall have been given and delivered.

     6.4 HSR Act. The waiting period (including any extensions thereof by reason of a request for additional information) relating to the notification and report forms under the HSR Act filed by Purchaser (or its ultimate parent entity), the Company and the Stockholders with respect to the transactions contemplated by this Agreement shall have expired or been terminated.

     6.5 No Changes. Since December 31, 1997, there has been no material adverse change in the condition (financial or otherwise), business, operations, assets, operating results, or employee, customer or supplier relations of the Company, as a whole.

     6.6 Delivery of Shares. At the Closing, the Stockholders shall deliver to Purchaser certificates representing the Shares and the certificates representing the shares of capital stock of each of the Subsidiaries of the Company, free and clear of all Encumbrances other than the restrictions imposed by federal and state securities laws, duly endorsed for transfer or accompanied by duly executed stock powers, executed in blank or in favor of Purchaser and otherwise in a form acceptable for transfer on the books of the Company and its Subsidiaries.

     6.7 Resignation of Director. The Stockholders shall have delivered to Purchaser the written resignations of all of the directors of the Company, effective as of the Closing Date.

     6.8 Opinion of Counsel. Purchaser shall have received an opinion of Wilson Sonsini Goodrich & Rosati, P.C. addressed to Purchaser and dated the Closing Date as to the matters set forth in Exhibit 6.08 hereto and in a form reasonably acceptable to Purchaser.

     6.9 [RESERVED]

     6.10 Employment Agreement. The Company and Ronald M. Letterman shall have entered into an Employment Agreement in the form of Exhibit 6.10 attached hereto (the "Employment Agreement"), and the Employment Agreement shall be in full force and effect as of the Closing.

     6.11 Certificate. An executive officer of the Company and each of the Stockholders shall have delivered to Purchaser a certificate, dated the date of the Closing, representing and warranting, on behalf of the Company or such Stockholder, as applicable, that the conditions specified in Sections 6.01 have been fully satisfied (except to the extent expressly waived by the Purchaser in writing at or prior to the Closing); provided, however, that in the event that
(a) the condition in this Section 6.11 shall not be satisfied because one or more specific representations or warranties of the Company or a Stockholder are not true as of the Closing and (b) Purchaser agrees to waive satisfaction of such condition so that the transactions contemplated herein will be consummated, then the Company or such Stockholder, as applicable, shall nevertheless provide the certificate referred to in this Section 6.11 but such certificate shall exclude those specific representations and warranties which were not true as of the Closing.

     6.12 Escrow Agreement. The Escrow Agent and the Stockholders shall have entered into the Escrow Agreement, and the Escrow Agreement shall be in full force and effect as of the Closing.

     6.13 Release and Non-Competition Agreement. The Company and the Stockholders shall have entered into a Release and Non-Competition Agreement in the form of Exhibit 6.13 attached hereto (the "Release and Non-Competition Agreement"), and the Release and Non-Competition Agreement shall be in full force and effect as of the Closing.


     6.14 [RESERVED]

     6.15 Management Loan Amount. At or before the Closing, each Stockholder shall repay to the Company such Stockholder's Management Loan Amount. The Purchaser may offset and reduce any amount it owes a Stockholder pursuant to
Section 1.01(b) hereby by the amount of any Management Loan Amount owed by such Stockholder to the Company at Closing (and the Purchaser shall pay such amount to the Company at Closing to reduce such Stockholder's Management Loan Amount).

                                   ARTICLE 7
                                   [RESERVED]



                                   ARTICLE 8
                            COVENANTS AND AGREEMENTS


     8.1 [RESERVED]


     8.2 CONSENTS AND APPROVALS.

         (a) The Company and its Subsidiaries shall give any notices to third parties and use its reasonable best efforts to obtain the third party consents specified on Annex 2.05 to the Disclosure Schedule attached hereto and any other third party consents that Purchaser may reasonably request in connection with the satisfaction of the condition set forth in Section 6.03.


     8.3 [RESERVED]


     8.4 TAX MATTERS.

         (a) COOPERATION.

               (i) The Company, Purchaser and the Stockholders shall cooperate fully as and to the extent reasonably requested by the other party or parties in connection with the filing of Tax Returns and any audit, litigation or other proceedings with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making themselves or their employees, as applicable, available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company and the Stockholders agree (A) to retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Purchaser or the Stockholders, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party or parties reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Company or the Stockholders, as the case may be, shall allow the other party to take possession of such books and records.

               (ii) The Company, Purchaser and the Stockholders further agree, upon request, to use commercially reasonable efforts to obtain any certificate or other document from any Governmental Body or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

         (b) Tax Return Preparation: Income Tax Periods Ending on or Before the Closing Date. The Company shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company for all periods ending on or prior to the Closing Date which are filed after the Closing Date. The Company shall prepare any Federal or state income Tax Returns ("Income Tax Returns") not less than 30 days prior to the due date thereof and shall permit the Stockholders to review and comment on each such Income Tax Return prior to filing. In the event that the Majority Stockholders disagree with the Tax Return as prepared, the Majority Stockholders shall have the right to have the disagreement resolved by an independent accounting firm, mutually acceptable to both parties, with the cost of retaining such accounting firm to be shared equally by the parties. The Company shall not amend any Income Tax Return of the Company filed on or before the Closing except as required by law.


     8.5 [RESERVED]

     8.6 Litigation Support. In the event and for so long as any party is actively contesting or defending against any Action or charge, complaint, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, circumstance, status, condition, activity, practice, occurrence, event, action, failure to act, or transaction on or prior to the Closing Date involving the Company, each of the other parties will cooperate and make reasonably available themselves or their personnel, as applicable, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense. Notwithstanding anything herein to the contrary, this Section 8.06 shall not apply to any action between the Stockholders.

     8.7 Settlement Agreement Payments. Promptly after the Closing, the Company shall pay an aggregate of $1,000,000 to the Hellers and an aggregate of $1,000,000 to the Lettermans pursuant to the terms and conditions of Section 2.2(b) of the Settlement Agreement.

     8.8 Termination of Existing Stockholder Agreements. Without any further action by any of the parties hereto, each Stockholder hereby unconditionally releases and agrees to hold harmless the Company with respect to the Existing Stockholder Agreements; provided, however, that notwithstanding anything hereto the contrary, the Company shall remain obligated to pay an aggregate of $1,000,000 to the Hellers and an aggregate of $1,000,000 to the Lettermans pursuant to the terms and conditions of the Settlement Agreement. If the Closing contemplated by this Agreement does not occur, this Section 8.08 shall have no further force and effect.


     8.9 [RESERVED]


     8.10 CONFIDENTIALITY.

         (a) Each of the Stockholders will treat and hold as confidential all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and, following the Closing, deliver promptly to Purchaser or destroy, at the request and option of Purchaser, all tangible embodiments (and all copies) of the Confidential Information which are in such Stockholders' possession. In the event that a Stockholder is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, such Stockholder will notify Purchaser promptly of the request or requirement so that Purchaser may seek an appropriate protective order or waive compliance with the provisions of this Section 8.09. If, in the absence of a protective order or the receipt of a waiver hereunder, such Stockholder is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Person may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Person shall use reasonable efforts to obtain, at the request and expense of Purchaser, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as Purchaser shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

         (b) Purchaser will treat and hold as confidential all of the Stockholder Confidential Information, refrain from using any of the Stockholder Confidential Information except in connection with this Agreement, and following the Closing, deliver promptly to the applicable Stockholder or destroy, at the request and option of such Stockholder, all tangible embodiments (and all copies) of the Stockholder Confidential Information which are in Purchaser's possession. In the event that Purchaser is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Stockholder Confidential Information, Purchaser will notify the applicable Stockholder promptly of the request or requirement so that such Stockholder may seek an appropriate protective order or waive compliance with the provisions of this Section 8.10(b). If, in the absence of a protective order or the receipt of a waiver hereunder, Purchaser is, on the advice of counsel, compelled to disclose any Stockholder Confidential Information to any tribunal or else stand liable for contempt, that Person may disclose the Stockholder Confidential Information to the tribunal; provided, however, that the disclosing Person shall use reasonable efforts to obtain, at the request and expense of such Stockholder, an order or other assurance that confidential treatment will be accorded to such portion of the Stockholder Confidential Information required to be disclosed as such Stockholder shall designate. The foregoing provisions shall not apply to any Stockholder Confidential Information which is generally available to the public immediately prior to the time of disclosure.

     8.11 Expenses. Except as otherwise provided herein, if the Closing occurs,
(i) each Stockholder shall pay (A) such Stockholder's Seller Expenses, and (B) such Stockholder's portion (as set forth as a percentage next to such Stockholder's name on Exhibit 10.01(d)(iv)) of all Company Expenses in excess of $430,000 and, (ii) the Company shall pay Company Expenses up to $430,000 and all Purchaser Expenses. If the Closing does not occur, (x) the Purchaser shall not be responsible for any Seller Expenses or Company Expenses, and (y) neither the Company nor any Stockholder shall be responsible for any Purchaser Expenses.

     8.12 [RESERVED].

     8.13 Further Assurances. From time to time after the Closing Date, without further consideration, the parties will execute and deliver such documents and take such actions as any other party may reasonably request in order to more effectively consummate the transactions contemplated hereby.

     8.14 Cooperation with Accountants. The Hellers and the Lettermans shall respond to reasonable requests for cooperation and assistance from Arthur Anderson LLP, Deloitte & Touche or any other accounting firm chosen by Purchaser or the Company in preparing audited Financial Statements and/or using such Financial Statements in any filing with the U.S. Securities and Exchange Commission or other Governmental Body by the Purchaser or any Affiliate thereof, including signing and delivering management representation letters or any other documents or instruments reasonably necessary or desirable in connection with such preparation or use.

     8.15 Purchaser's Compliance with California Business and Professions CodeSection17550 et. seq. As soon as possible after the Closing, Purchaser shall cause the Company to comply with Section 17550 et. seq. of the California Business and Professions Code concerning Sellers of Travel.


                                   ARTICLE 9
                                   [RESERVED]



                                   ARTICLE 10
                                INDEMNIFICATION


     10.1 INDEMNIFICATION.

         (a) Indemnification by the Stockholders. After the Closing and subject to the limits set forth in this Section 10.01, each of the Stockholders agrees to indemnify, defend and hold Purchaser, the Company, and their respective officers, directors, agents and Affiliates (collectively, "Purchaser Indemnitees"), harmless from and in respect of any and all losses, damages, costs, fines, penalties, fees, lost profits, Taxes, amounts paid in settlement and reasonable expenses (including, without limitation, reasonable expenses of investigation, attorney's fees, enforcement of this Agreement, defense fees, witness fees, court costs and disbursements of counsel and other professionals) (collectively, "Damages"), that any of them may incur arising out of or due to
(i) the inaccuracy of any representation or the breach of any warranty made by the Stockholders or the Company in this Agreement or any certificate required to be delivered to Purchaser pursuant to Section 6.11 or (ii) any Federal or state income or franchise taxes calculated on the basis of net income (other than the 1.5% California minimum tax imposed on S Corporations) for any period (or portion thereof) of the Company ending on or before the Closing Date.

               Notwithstanding anything herein to the contrary, after the Closing, each of the Hellers and the Lettermans hereby jointly and severally, agrees to indemnify, defend and hold the Purchaser Indemnitees harmless from all Damages that any of them may incur arising out of or due to (x) the Homer Indebtedness or (y) the Virgil Indebtedness.

         (b) Indemnification by Purchaser. Subject to the limits set forth in this Section 10.01, Purchaser agrees to indemnify, defend and hold each of the Stockholders, harmless from and in respect of any and all Damages that they may incur arising out of or due to (iii the inaccuracy of any representation or the breach of any warranty made by Purchaser in this Agreement or in any certificate delivered to the Stockholders pursuant to Section 5.02, or (iv) the breach of any covenant, undertaking or other agreement of Purchaser contained in this Agreement.

               Further, Purchaser agrees to indemnify, defend and hold each of the Robins, the JE Levitts and the JF Levitts (collectively, the "Cash Sellers"), harmless from and in respect of any and all Damages that they may incur which arises from or relates to any of the transactions contemplated by
Section 1.01(b)(i) (the "Homer Distribution") or Section 1.01(b)(ii) (the "Virgil Distribution"), including, without limitation, (i) any increase in the taxable income (or decrease in the taxable loss) of the Company directly resulting from the Homer Distribution and/or the Virgil Distribution that is passed through to the Cash Sellers under the applicable federal, state or local "S corporation" taxation rules, and any increase in federal, state or local Taxes (or decrease in credits against Taxes) imposed upon the Company for which the Cash Sellers would otherwise be liable under this Agreement, (ii) any increase in the taxable income (or decrease in the taxable loss) of the Cash Sellers incurred as a result of the payment to the Cash Sellers of the amount of any Damage payable to the Cash Sellers under the preceding clause (i) or this clause (ii), and (iii) any Damages incurred by a Cash Seller under Section 500 of the California Corporations Code or in connection with any claim or assertion of liability of the Cash Sellers under Section 500 of the California Corporations Code.

               Notwithstanding anything herein to the contrary, each of the Hellers and the Lettermans hereby acknowledge and agree that the Homer Distribution and the Virgil Distribution shall be made without any representation by, or recourse to, Purchaser or the Company.

         (c) Survival of Representations and Warranties. The several representations and warranties of the parties contained in this Agreement or in any certificate delivered pursuant hereto will survive the Closing Date and will remain in full force and effect thereafter until the first to occur of : (1) the date on which the Company has received final audited financial statements for the year ending December 31, 1998 and (2) June 30, 1999; provided, however, that
(i) the representations and warranties contained in Sections 2.02, 2.03, 3.01 and 3.03 shall survive indefinitely and shall not expire, (ii) the representations and warranties contained in Section 2.12 shall survive until the applicable statute of limitations shall have expired (including any extensions or waivers thereof); and, provided further, that such representations or warranties shall survive beyond such period with respect to any inaccuracy therein or breach thereof, notice of which shall have been duly given within such applicable period in accordance with Section 10.01(e) hereof.

         (d) LIMITATIONS ON INDEMNITY CLAIMS.

               (i) Anything to the contrary contained herein notwithstanding, no Purchaser Indemnitee shall be entitled to recover any amount from the Stockholders pursuant to Section 10.01(a)(i) of this Agreement (1) unless each claim for Damages pursuant to Section 10.01(a)(i) resulting from a single inaccuracy or breach is for Damages (which Damages Purchaser Indemnitee would be entitled to be indemnified for hereunder but for the limitations contained in this sentence) that are in excess of $25,000 (the "Minimum Claim Amount"), provided that for purposes of this clause (1) all claims for Damages arising out of the same facts or events resulting in such inaccuracy or breach shall be treated as a single claim, and (2) unless and until the total of all claims for Damages pursuant to Section 10.01(a)(i) that satisfy the Minimum Claim Amount exceeds $300,000 (the "Basket") and then only for the amount by which all such claims exceed the Basket.

               (ii) None of the limitations set forth in clause (i) of this
Section 10.01(d) apply to claims for Damages with respect to any inaccuracy or breach of any representations and warranties set forth in Sections 2.02, 2.03, 2.12, 3.01 or 3.03 or claims for Damages under clause (ii) of Section 10.01(a), regardless of whether such indemnity obligations relate to matters covered by representations and warranties that are subject to such limitations. With respect to claims for Damages under clause (ii) of Section 10.01(a), the Purchaser Indemnitees shall first seek recovery for such Damages by making claims against the Escrow Account in accordance with the Escrow Agreement, and shall only be entitled to make claims directly against the Stockholders after all funds in the Escrow Account shall have been (1) paid to Purchaser Indemnitees in accordance with the Escrow Agreement, (2) distributed to the Stockholders in accordance with the Escrow Agreement or (3) the subject of Claims made against the Escrow Account in accordance with the Escrow Agreement.

               (iii) For purposes of Sections 10.01(a)(i) or 10.01(b)(i), any requirement in any representation or warranty that an event or fact be material or have a material adverse effect, as appropriate, in order for such event or fact to constitute a misrepresentation or breach of such representation or warranty shall be ignored.

               (iv) The liability of each Stockholder hereunder shall be several (and not joint) and, for indemnification or otherwise, shall be limited to the percentage set forth next to such Stockholder's name on Exhibit 10.01(d)(iv) hereto of the liability related to such claim and shall be limited to 60% of the sum of (x) the amount such Stockholder received pursuant to Section 1.01(b), and
(y) such Stockholder's pro rata share of the Escrow Amount. Notwithstanding the foregoing or any provision contained in this Agreement to the contrary, each Stockholder shall have sole liability in respect of breaches of his or her respective representations, warranties or covenants, which liability shall in all respects be several and not joint, and no other Stockholder shall have any liability of any nature whatsoever (whether under this Agreement, by law or otherwise) for the breaches of any representation, warranty or covenant of another Stockholder.

               (v) In calculating the amount of any Damages, there shall be taken into account the present value (assuming a discount rate of 8%) of any net Tax benefit or liability realized by a Purchaser Indemnitee or Stockholder, as applicable, arising from the incurrence or payment of any such Damages. Any indemnification payment hereunder shall initially be made without regard to this
Section 10.01(d)(v) and shall be reduced or increased to reflect any such net Tax benefit or liability only after such Purchaser Indemnitee or Stockholder has actually realized such benefit or incurred such liability.

               (vi) In calculating the amount of any Damages, there shall be taken into account any Net Insurance Recovery received or receivable by a Purchaser Indemnitee or Stockholder, as applicable, with respect to such Damages. If a Purchaser Indemnitee or Stockholder receives any such Net Insurance Recovery or other such payment after receiving any payment with respect to such Damages, the Purchaser Indemnitee or Stockholder, as applicable, shall promptly return such payment to the extent of such Net Insurance Recovery. Nothing contained in this Section 10.01(d)(vi) shall obligate any party to obtain or maintain insurance or to assert any claim or otherwise seek to recover in respect of any Damages from any insurer.

         (e) NOTICE AND OPPORTUNITY TO DEFEND.

               (i) If there occurs an event which a Purchaser Indemnitee or a Stockholder asserts is an indemnifiable event pursuant to Section 10.01(a) or 10.01(b) hereof, the Purchaser, on behalf of such Purchaser Indemnitee, or such Stockholder, shall notify all Stockholders, including the other party or parties obligated to provide indemnification (the "Indemnifying Party") promptly upon its determination to seek indemnification; provided, however, that no delay on the part of the person seeking indemnification in notifying the Indemnifying Party shall relieve the Indemnifying Party from any liability or obligation hereunder unless (and then solely to the extent that) the Indemnifying Party was damaged by such delay.

               (ii) If there occurs an event which a Purchaser Indemnitee or a Stockholder asserts is an indemnifiable event pursuant to Section 10.01(a) or 10.01(b), as applicable, which involves any claim or the commencement of any claim, action or proceeding by a third person, the Purchaser, on behalf of such Purchaser Indemnitee, or such Stockholder, will give the Indemnifying Party prompt written notice of such claim or the commencement of such action or proceeding; provided, however, that the failure to provide prompt notice as provided herein will relieve the Indemnifying Party of its obligations hereunder only to the extent that the Indemnifying Party was damaged by such delay. If any such action shall be brought against any person seeking indemnification and the Purchaser or such person, as applicable, shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and may elect, within fifteen (15) days of receiving such notice, to assume the defense thereof, with counsel reasonably satisfactory to such person seeking indemnification (provided that the Indemnifying Party shall only be entitled to assume the defense of such action to the extent that the action seeks only money damages from, and not injunctive or other equitable relief against, such person seeking indemnification) and, after notice from the Indemnifying Party of such election to assume the defense thereof, the Indemnifying Party shall not be liable to the person seeking indemnification hereunder for any legal expenses of other counsel or any other expenses subsequently incurred by such person in connection with the defense thereof. The person seeking indemnification agrees to cooperate fully with the Indemnifying Party and its counsel in the defense against any such asserted liability. The person seeking indemnification shall have the right to participate at its own expense in the defense of such asserted liability. No settlement shall be effected by the Indemnifying Party without the consent of the person seeking indemnification (which consent shall not be unreasonably withheld) unless such settlement provides that, with respect to the person seeking indemnification, such person seeking indemnification is fully and unconditionally released from all asserted liability (without any liability for payment). No settlement shall be effected by a person seeking indemnification without the consent of the Indemnifying Party, such consent not to be unreasonably withheld, unless the person seeking indemnification would be liable for at least fifty percent of any payments due pursuant to the terms of such settlement.

         (f) Adjustment to Purchase Price. Any amounts paid pursuant to this
Article 10 or Article 8 shall be treated for all purposes as an adjustment to the purchase price.

         (g) CLAIMS AGAINST TAX ACCOUNTANTS.

               (i) In the event that a Purchaser Indemnitee makes a claim for indemnification pursuant to Section 10.01(a)(ii), then, any one of the Stockholders may request that the Company assign to such Stockholder (the "Requesting Stockholder") any cause of action or other claim that the Company has or may have against Shilling & Kenyon Inc., the Company's former tax accountants ("Shilling & Kenyon"). The Requesting Stockholder shall send notice to the other Stockholders (the "Non-Requesting Stockholders") regarding such request (the "Request"). The Non-Requesting Stockholders shall have thirty (30) days from the date of receipt of such notification to notify the Requesting Stockholder whether or not the Non-Requesting Stockholder wishes to join the Request. If a Non-Requesting Stockholder joins the Request, he shall become a Requesting Stockholder. If there is more than one Requesting Stockholder, then decisions regarding the Request and any subsequent assignment, legal action and/or settlement that arises from such Request shall be made by a majority of the Requesting Stockholders (the "Majority Requesting Stockholders"); provided that such majority shall be determined based upon each Requesting Stockholders pro rata number of shares (the "Requesting Stockholder's Pro Rata Share"). Each Requesting Stockholder's Pro Rata Share shall be equal to the number of shares held by such Requesting Stockholder as set forth in '1.01(a) of this Agreement as a percentage of the total number of all the shares of all Requesting Stockholders. If there is only one Requesting Stockholder, then the references to "Majority Requesting Stockholders" in Sections 10.01(g)(ii)-(g)(iv) below shall mean "Requesting Stockholder."

               (ii) In the event that, in the reasonable judgment of the Majority Requesting Stockholders and the Company, the assignment referred to in
Section 10.01(g)(i) is
illegal, against public policy or otherwise impracticable, the Company will, if so requested by the Majority Requesting Stockholders, pursue all remedies, including legal and equitable remedies that may reasonably be available to the Company against Shilling & Kenyon so long as the Company, in its good faith judgment, determines that the Requesting Stockholders are capable of bearing and willing to bear the costs and expenses, including legal fees and expenses, of pursuing such remedies. The Requesting Stockholders shall be solely responsible for the payment of all costs and expenses, including legal fees and expenses, incurred by the Company in the pursuit of such remedies.

               (iii) The Company agrees that it will not effect a settlement with Shilling & Kenyon without the prior consent of the Majority Requesting Stockholders, which consent will not be unreasonably withheld. In the event that the Company is awarded any judgment against Shilling & Kenyon, or in the event that the Company is paid any amounts pursuant to any settlement with Shilling & Kenyon (the "Award"), the Company shall first be entitled to offset the Reimbursement against any amounts owed by the Requesting Stockholders to the Company pursuant to Section 10.01(g)(ii) (the "Company Reimbursement"). The Company will then promptly reimburse each Requesting Stockholder for any amounts paid by such Requesting Stockholder to a Purchaser Indemnitee pursuant to
Section 10.01(a)(ii) (the "Stockholder Reimbursement"). After the Company Reimbursement and Stockholder Reimbursement, the Company shall then disburse the remaining proceeds of the Award, if any, to the Requesting Stockholders based on their respective Requesting Stockholder Pro Rata Share.

               (iv) The Requesting Stockholders shall defend and indemnify and hold harmless the Non-Requesting Stockholders from any and all costs, losses, claims, liabilities, damages and expenses (including court costs and fees and disbursements of counsel) incurred by any of the Non-Requesting Stockholders, directly or indirectly, in connection with any claim, demand or cause of action made by the Requesting Stockholders against Shilling & Kenyon pursuant to the Request, including, but not limited to, any cross-claim or counterclaim that arises in connection with such Request.


                                   ARTICLE 11
                                 MISCELLANEOUS

     11.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

         "1996 Unaudited Financials" has the meaning set forth in Section
2.04(b).

         "Action" means any action, suit, or legal, administrative or arbitral proceeding or investigation before or by any Governmental Body.

         "Affiliate," as applied to any Person, means any other Person directly or indirectly controlling, controlled by or under common control with that Person.

         "Affiliated Group" means an affiliated group as defined in Section 1504 of the Code (or any analogous combined, consolidated or unitary group defined under state, local or foreign income Tax law) of which the Company or any of its Subsidiaries is or has been a member.

         "Agreement" has the meaning set forth in the preface.

         "Another Transaction" has the meaning set forth in Section 8.08.

         "Basket" has the meaning set forth in Section 10.01(d)(i).

         "California Mortgages" means the deeds of trusts identified on Section 2.13(a)(iii) Part I of the Disclosure Schedule attached hereto.

         "CERCLA" has the meaning set forth in Section 2.14(d).

         "Class A Common Stock" has the meaning set forth in Section 1.01(a)(i).

         "Class B Common Stock" has the meaning set forth in Section 1.01(a)(i).

         "Closing" has the meaning set forth in Section 1.02.

         "Closing Date" has the meaning set forth in Section 1.02.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company" has the meaning set forth in the preface hereof (except with respect to Section 2.16, in which case the "Company" has the meaning set forth in Section 2.16(a) hereof).

         "Company Expenses" means the fees and expenses payable by, or incurred by or on behalf of, the Company in connection with the negotiation, execution and delivery of this Agreement, the Escrow Agreement, the Employment Agreement and the Release and Non-Competition Agreement, the preparation of the 1996 Audited Financials, other fees specified in Section 2.21 of the Disclosure Schedule, and the consummation of the transactions contemplated hereby and thereby.

         "Confidential Information" means any confidential or proprietary information regarding the Company, its Intellectual Property, its other assets or its operations.

         "Confidentiality Agreement" means that certain Nondisclosure Agreement dated July 16, 1997 between Roger Ballou and the Company.

         "Consulting Agreements" means (i) the Consulting Agreement effective as of January 1, 1997 between the Company and Alan M. Robin; (ii) the Consulting Agreement effective as of January 1, 1997 between the Company and James E. Levitt; and
(iii) the Consulting Agreement effective as of January 1, 1997 between the Company and John F. Levitt.

         "Damages" has the meaning set forth in Section 10.01(a).

         "Danish Mortgages" means the mortgages identified on Section 2.13(a)(iii)Part 2 of the Disclosure Schedules attached hereto.

         "Disclosure Schedule" has the meaning set forth in Section 2.01.

         "Employee Benefit Plan" has the meaning set forth in Section 2.16(a).

         "Employment Agreement" has the meaning set forth in Section 6.10.

         "Encumbrances" has the meaning set forth in Section 1.01(a).

         "Environmental, Health, and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Account" shall have the meaning set forth in the Escrow Agreement.

         "Escrow Agent" has the meaning set forth in the Escrow Agreement.

         "Escrow Agreement" has the meaning set forth in Section 5.07.

         "Escrow Amount" means $625,000.

         "Existing Common Stock" means the Class A Common Stock and the Class B Common Stock.

         "Existing Stockholder Agreements" means the Old Employment Agreements, the Consulting Agreements, the Settlement Agreement, the Shareholders Agreement, the Irrevocable Proxy and Agreement dated as of February 18, 1997 between Alan and Dee Robin, James and John Levitt, the Loan Agreement between Alan Robin and the Company dated July 24, 1996, and any other agreement, instrument, arrangement or obligation between any of the Stockholders and between the Stockholders and the Company.

         "Financial Statements" has the meaning set forth in Section 2.04.

         "GAAP" means United States generally accepted accounting principles.

         "Governmental Body" means any government or political subdivision thereof, whether federal, state, local or foreign, or any agency or instrumentality of any such government or regulatory or political subdivision thereof, or any federal, state or foreign court or arbitrator.

         "Hellers" has the meaning set forth in the preface.

         "Homer Indebtedness" has the meaning set forth in Section 1.01(d).

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

         "Indebtedness" of any Person at any date means without duplication (a) all indebtedness of such Person for borrowed money (including without limitation accrued interest, fees, penalties and premiums or other payments in addition to principal with respect thereto), (b) indebtedness representing the deferred purchase price of property or services which, in accordance with GAAP, would be required to be shown as a liability on the face of a balance sheet of such Person on such date (other than trade payables and accrued expenses, incurred in the ordinary course of business and payable in accordance with customary practices), (c) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (d) all capitalized lease obligations of such Person, (e) all obligations of such Person in respect of banker's acceptances issued or created for the account of such Person, (f) all obligations of such Person in respect of letters of credit issued for the account of such Person, (g) all guarantees of such Person of any indebtedness or obligations of any other Person of the types referred to in the preceding clauses (a) through (f), and (h) all indebtedness or obligations of the types referred to in the preceding clauses (a) through (g) of any other Person secured by any Lien on any assets of such Person to the extent attributable to such Person's interest in such assets, even though such Person has not assumed or otherwise become liable for the payment thereof but excluding customer deposits and interest payable thereon in the ordinary course of business.

         "Indemnifying Party" has the meaning set forth in Section 10.01(e)(i).

         "Intellectual Property" shall mean all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing;
(iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; (v) trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information); and (vi) computer software (including but not limited to data, data bases and documentation).

         "JE Levitts" has the meaning set forth in the preface.

         "JF Levitts" has the meaning set forth in the preface.

         "Law" means any law, statute, code, ordinance, rule, regulation or other requirement of any Governmental Body.

         "Leased Real Property" has the meaning set forth in Section 2.09(b).

         "Leases" has the meaning set forth in Section 2.09(b).

         "Lettermans" has the meaning set forth in the preface.

         "Lien" means any mortgage, pledge, lien, charge, security interest, adverse claim, option, right, restriction on transfer or other encumbrance of any nature.

         "Major Accounts" means the Company's accounts set forth in Section 2.13(a)(x) of the Disclosure Schedule attached hereto.

         "Majority Stockholders" means Stockholders owning (as of the date hereof) more than 50% of the Shares.

         "Management Loan Amount" means, with respect to a Stockholder, all outstanding Indebtedness of such Stockholder owed to the Company as of the Closing Date, which such amounts are set forth in Section 2.13(a)(iv) of the Disclosure Schedules attached hereto.

         "Minimum Claim Amount" has the meaning set forth in Section
10.01(d)(i).

         "Most Recent Financial Statements" has the meaning set forth in Section 2.04.

         "Net Insurance Recovery" means, with respect to any Person, any insurance proceeds recovered by such Person or any Affiliate in respect of Damages less 150% of the annual premium paid (taking into account only premiums paid after the Closing Date) by such Person or any Affiliate thereof in the most recent fiscal year in respect of such insurance (provided such Person shall provide proper documentation to the indemnifying party evidencing the payment of such premiums ) but shall not include any proceeds under any insurance policy pursuant to which premiums are normally adjusted to reimburse the insurer for the material part of proceeds paid out in previous years.

         "Old Employment Agreements" means (i) the Employment Agreement dated December 31, 1995 between the Company and Stanley S. Heller, as amended, and
(ii) the

Employment Agreement dated December 31, 1995 between the Company and Ronald M. Letterman, as amended.

         "Order" means any order, judgment, injunction, award, decree or writ of any Governmental Body.

         "Permitted Liens" means (i) Liens for Taxes or other governmental charges or levies which are not delinquent or are being contested in good faith and by appropriate proceedings, and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (ii) mechanic's, worker's, materialmen's and other like Liens arising in the ordinary course of business in respect of obligations which are not delinquent or which are being contested in good faith and by appropriate proceedings, and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (iii) Liens arising in the ordinary course of business for sums being contested in good faith and by appropriate proceedings, and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, or for sums not due, and (iv) other Liens which do not materially impair the occupancy or use of the property or asset burdened by such matter for the purposes for which it is currently used in connection with the business of the Company.

         "Person" means an individual, a partnership, a joint venture, a corporation, an association, a joint stock company, a limited liability company, a trust, an unincorporated organization or a government or any department or agency or political subdivision thereof.

         "Purchaser" has the meaning set forth in the preface.

         "Purchaser Expenses" means the fees and expenses payable by, or incurred by or on behalf of, Purchaser in connection with the negotiation, execution and delivery of this Agreement, the Escrow Agreement, the Employment Agreement and the Release and Non-Competition Agreement and the consummation of the transactions contemplated hereby and thereby.

         "Purchaser Indemnitees" has the meaning set forth in Section 10.01(a).

         "Robins" has the meaning set forth in the preface.

         "S Elections" has the meaning set forth in Section 2.12(b)(vii).

         "Seller Expenses" means the fees and expenses payable by, or incurred by or on behalf of, a Stockholder (as opposed to by or on behalf of the Company) in connection with the negotiation, execution and delivery of this Agreement, the Escrow Agreement, the Employment Agreement and the Release and Non-Competition Agreement and the consummation of the transactions contemplated hereby and thereby.

         "Settlement Agreement" means the Settlement Agreement effective as of June 18, 1997 among the Company and the Stockholders.

         "Shareholders Agreement" means the Shareholder Agreement effective as of July 2, 1996 among the Company and the Stockholders.

         "Shares" has the meaning set forth in Section 1.01(a).

         "Shilling & Kenyon" has the meaning set forth in Section 10.01(g).

         "Stockholder Confidential Information" means, with respect to a Stockholder, any confidential or proprietary information regarding such Stockholder.

         "Stockholders" has the meaning set forth in the preface.

         "Subsidiary" means any Person of which at least 50% of the outstanding shares, partnership interests, or other equity interests having ordinary voting power for the election of directors or comparable managers of such Person are owned, directly or indirectly, by the Company, any one or more Subsidiaries of the Company, or by the Company and one or more Subsidiaries of the Company.

         "SWDA" has the meaning set forth in Section 2.14(d).

         "Tax" means any (A) federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing; (B) liability of the Company for the payment of any amounts of the type described in clause (A) arising as a result of being (or ceasing to be) a member of any Affiliated Group (or being included (or required to be included) in any Tax Return relating thereto); and
(C) liability of the Company for the payment of any amounts of the type described in clause (A) as a result of any express or implied obligation to indemnify or otherwise assume or succeed to the liability of any other Person.

         "Tax Returns" means returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

         "Virgil Indebtedness" has the meaning set forth in Section 1.01(d).

     11.2 Governing Law. This Agreement shall be construed under and governed by the laws of the State of California without regard to the conflicts of laws provisions thereof.

     11.3 Arbitration. In the event of any dispute between the parties regarding this Agreement, the parties shall submit to binding arbitration, conducted in San Jose, California. The arbitration shall be conducted pursuant to the rules of the American Arbitration Association and judgment upon the award rendered by the arbitrators may be enforced in any court having jurisdiction thereof. The parties shall pay the expenses of their own representative, if any, and shall share equally all other costs of the Arbitration, including the arbitrator's fees and expenses. The arbitrators shall award all legal fees, costs, and expenses related to the Arbitration to the party the arbitrators determine to be the prevailing party.

     11.4 Amendment. This Agreement may not be amended, modified or supplemented except upon the execution and delivery of a written agreement executed by the Purchaser, on the one hand, and the Majority Stockholders, on the other hand.

     11.5 No Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties hereto; provided that Purchaser may assign all of its rights and obligations hereunder to any Affiliate of Purchaser without the consent of the Stockholders or the Company; and, provided further, that Purchaser may assign any or all of its rights hereunder, without the consent of the Stockholders or the Company (i) to any lender providing financing to Purchaser or its Affiliates, and (ii) following the Closing, in connection with any sale of all or substantially all of the assets, capital stock or business of Purchaser or the Company (whether effected by sale, exchange, merger, consolidation or other transaction).

     11.6 Waiver; Liability. Any of the terms or conditions of this Agreement which may be lawfully waived may be waived in writing at any time by each party which is entitled to the benefits thereof. Any waiver of any of the provisions of this Agreement by any party hereto shall be binding only if set forth in an instrument in writing signed on behalf of such party. No failure to enforce any provision of this Agreement shall be deemed to or shall constitute a waiver of such provision and no waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

     11.7 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given by personal delivery, by facsimile, by reputable overnight courier (postage prepaid) or by mail (registered or certified mail, postage prepaid, return receipt requested) to the respective parties as follows:

     If to Purchaser:

           Global Vacation Group, Inc.
           c/o Thayer Capital Partners
           1455 Pennsylvania Avenue, Suite 350
           Washington, DC  20004
           Facsimile:   202-371-0391
           Telephone:   202-371-0150
           Attention:   Roger Ballou

     with a copy to:

           Kirkland & Ellis
           655 Fifteenth Street, N.W., Suite 1200
           Washington, DC  20005
           Facsimile:   202-879-5200
           Telephone:   202-879-5040
           Attention:   Jack M. Feder, Esq.

     If to a Stockholder, at the address set forth below such Stockholder's name on the signature pages hereto.

     If to the Company:

           Classic Custom Vacations
           One North First Street
           San Jose, California  95113
           Facsimile:   408-287-5953 or 287-9272
           Telephone:   408-287-4550
           Attention:   Ronald M. Letterman

     with a copy to:

           Wilson Sonsini Goodrich & Rosati, P.C.
           650 Page Mill Road
           Palo Alto, California  94304-1050
           Facsimile:   650-493-6811
           Telephone:   650-493-9300
           Attention:   Patrick J. Schultheis, Esq.

     and to:

           Latham & Watkins
           75 Willow Road
           Menlo Park, California  94025
           Facsimile:  650-463-2600
           Telephone:  650-328-4600
           Attention:  Christopher Kaufman, Esq.

     and to:

           Troop Meisinger Steuber & Pasich LLP
           10940 Wilshire Boulevard
           Los Angeles, California 90024-3902
           Facsimile:   310-443-8601
           Telephone:   310-824-7000
           Attention:   Murray Markiles, Esq.

or to such other address as any party hereto may, from time to time, designate in a written notice given in like manner. Notices will be deemed to have been given hereunder when delivered personally, upon receipt of electronic confirmation of transmission when sent via facsimile, five business days after deposit in the U.S. mail and one business day after deposit with a reputable overnight courier service.

     11.8 Complete Agreement. This Agreement, the Exhibits and Schedules hereto (including the Disclosure Schedule), the other certificates, documents and writings referred to herein, delivered pursuant hereto or executed and delivered concurrent with the execution and delivery hereof, and the Confidentiality Agreement (which shall be terminated as of the Closing Date without any further action of the parties thereto) contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     11.9 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

     11.10 Headings. The headings contained in this Agreement are for reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     11.11 Severability. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

     11.12 Third Parties. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person, other than the parties hereto and their permitted successors or assigns, any rights or remedies under or by reason of this Agreement.

     11.13 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, each of the Stockholders, the Company and Purchaser have caused this Stock Purchase Agreement to be executed as of the date below.

                                            CLASSIC CUSTOM VACATIONS


Date:  April 20, 1998                       By:/s/ Stanley Heller
                                               --------------------------------
                                               Name:  Stanley Heller
                                               Title: CEO



                                            GLOBAL VACATION GROUP, INC.


Date:  April 20, 1998                       By:/s/ Chris Temple
                                               --------------------------------
                                               Name:  Chris Temple
                                               Title: Assistant Treasurer



Date:  April 20, 1998                         /s/ Stanley Heller
                                            -----------------------------------
                                            Stanley S. Heller
                                            Address:   707 N. Faring Road
                                                       Los Angeles, CA 90077



Date:  April 20, 1998                         /s/ Ronald M. Letterman
                                            -----------------------------------
                                            Ronald M. Letterman
                                            Address:  114 Nina Court
                                                      Los Gatos, CA 95030



Date:  April 20, 1998                         /s/ James E. Levitt
                                            -----------------------------------
                                            James E. Levitt
                                            Address:  14 Glen Ridge Avenue
                                                      Los Gatos, CA 95030

Date:  April 20, 1998                         /s/ John F. Levitt
                                            -----------------------------------
                                            John F. Levitt
                                            Address:  15930 Highland Drive
                                                      San Jose, CA 95127



Date:  April 20, 1998                         /s/ Alan M. Robin
                                            -----------------------------------
                                            Alan M. Robin
                                            Address:   16531 Bosque Drive
                                                       Encino, CA 91316



Date:  April 20, 1998                         /s/ Sandra Heller
                                            -----------------------------------
                                            Sandra Heller
                                            Address:  707 N. Faring Road
                                                      Los Angeles, CA 90077



Date:  April 20, 1998                         /s/ Lynn Letterman
                                            -----------------------------------
                                            Lynn Letterman
                                            Address:  114 Nina Court
                                                      Los Gatos, CA 95030



Date:  April 20, 1998                         /s/ Patti Levitt
                                            -----------------------------------
                                            Patti Levitt
                                            Address:  14 Glen Ridge Avenue
                                                      Los Gatos, CA 95030



Date:  April 20, 1998                       /s/ John F. Levitz, Attorney-in-Fact
                                                for Shari Levitt
                                            ------------------------------------
                                            Shari Levitt
                                            Address:  15930 Highland Drive
                                                      San Jose, CA 95127


Date:  April 20, 1998                       Dee Robin by:  /s/ Alan M. Robin,
                                                Attorney-in Fact
                                            ------------------------------------
                                            Dee Robin
                                            Address:  16531 Bosque Drive
                                                      Encino, CA 91316

The Exhibits and Schedules to this Stock Purchase Agreement are not included with this Registration Statement on Form S-1. The Registrant will provide these Exhibits and Schedules upon the request of the Securities and Exchange Commission.